Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

AVANGRID reaches agreement to sell gas trading business

ORANGE, Connecticut — January 31, 2018 — AVANGRID, Inc. (NYSE: AGR) today announced that Avangrid Renewables Holdings, Inc., a wholly-owned subsidiary of AVANGRID, has entered into a definitive agreement to sell Enstor Energy Services, LLC, which operates AVANGRID’s gas trading business, to CCI U.S. Asset Holdings LLC, a subsidiary of Castleton Commodities International, LLC (CCI). This transaction does not include AVANGRID’s Enstor gas storage business.

Enstor Energy Services is a limited proprietary trading business providing structured products and hedging services. CCI is a global commodities merchant with an integrated set of operations consisting of the marketing and merchandising of commodities and the ownership, operations, and development of commodities-related upstream and infrastructure assets.

“We are pleased to have reached this agreement to sell the Enstor gas trading business to CCI,” said Jim Torgerson, chief executive officer of AVANGRID. “The sale of this business to CCI is consistent with the results of our strategic review of the Enstor gas storage businesses, including the trading business.”

The transaction, which is subject to the satisfaction of customary closing conditions, is expected to be completed during March 2018.

“On a more personal level, I want to thank the Enstor Energy Services team for all of their hard work and years of service as part of the AVANGRID group,” said Torgerson. “I’m extremely proud of what the dedicated group of professionals has accomplished.”

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Forward Looking Statements: This press release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “predicts,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology.

Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting, our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors.

Additional risks and uncertainties are set forth under the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, which are on file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a diversified energy and utility company with more than $32 billion in assets and operations in 27 states. The company owns regulated utilities and electricity generation assets through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Avangrid Renewables operates more than 6 gigawatts of owned and controlled renewable generation capacity, primarily through wind and solar, in 22 states across the United States.

AVANGRID employs approximately 6,800 people. For more information, visit www.avangrid.com.

About CCI: CCI is a global commodity merchant with an integrated set of operations consisting of the marketing and merchandising of commodities and the ownership, operations and development of commodities-related upstream and infrastructure assets. CCI markets a broad range of physical commodities including natural gas, natural gas liquids, electric power, refined products, crude oil, fuel oil, freight, base metals, and petrochemicals. CCI is headquartered in Stamford, Connecticut with offices in Calgary, Canada; Geneva, Switzerland; Houston, Texas; London, United Kingdom; Shanghai, China; Singapore; and Montevideo, Uruguay.

Media Contact:

•	Michael A. West, Jr.

Michael.West@avangrid.com

203.499.3858

Investor Relations Contact:

•	Patricia Cosgel

Patricia.Cosgel@avangrid.com

203.499.2624